Exhibit 99(a)(1)(C)

NOTICE OF WITHDRAWAL OF TENDER
REGARDING SHARES HELD IN
MADISON HARBOR BALANCED STRATEGIES, INC

Tendered Pursuant to the Offer to Purchase
Dated November 2, 2007

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
AT, AND THIS NOTICE OF WITHDRAWAL MUST BE
RECEIVED BY CITIGROUP FUND SERVICES EITHER BY
HAND-DELIVERY, MAIL OR FAX BY, 5:00 P.M., EASTERN TIME,
ON, NOVEMBER 30, 2007, UNLESS THE OFFER IS EXTENDED.

COMPLETE THIS NOTICE OF WITHDRAWAL AND RETURN BY HAND-DELIVERY, MAIL OR FAX TO:

Citigroup Fund Services
Attn: Dan Engelhardt
2 Portland Square
Portland, ME 04101
Phone: 1-866-348-6466
Fax: (207) 822-6207

YOU ARE RESPONSIBLE FOR CONFIRMING THAT THIS NOTICE OF WITHDRAWAL IS RECEIVED BY CITIGROUP FUND SERVICES.

Ladies and Gentlemen:

The undersigned hereby withdraws (a portion of) the tender of its Shares to Madison Harbor Balanced Strategies, Inc (the “Fund”), for purchase by the Fund that previously was submitted by the undersigned in a Letter of Transmittal dated                    .

This tender was in the amount of:                   Shares. The undersigned hereby withdraws                   Shares.

The undersigned recognizes that upon the receipt on a timely basis of this Notice of Withdrawal of Tender, properly executed, the Shares previously tendered will not be purchased by the Fund.

SIGNATURE(S):

FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:

Signature of Investor(s) or Authorized Person(s)	Signature of Investor(s) or Authorized Person(s)

Name of Signatory (please print)	Name of Signatory (please print)

Title of Authorized Person (please print)	Title of Authorized Person (please print)
FOR OTHER INVESTORS:

Signature of Investor(s) or Authorized Person(s)	Signature of Investor(s) or Authorized Person(s)

Name of Signatory (please print)	Name of Signatory (please print)

Title of Authorized Person (please print)	Title of Authorized Person (please print)

Signature of Investor(s) or Authorized Person(s)	Signature of Investor(s) or Authorized Person(s)

Name of Signatory (please print)	Name of Signatory (please print)

Title of Authorized Person (please print)	Title of Authorized Person (please print)

Date:	, 2007